UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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eBay Inc.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

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On April 2, 2014, eBay Inc. (the “Company”) sent the following Tweet under the Twitter handle @ebayinc (https://twitter.com/ebayinc)

On April 2, 2014, using certain third party content delivery platforms, the Company made available the following headlines, which hyperlinked to previously filed content on https://bettertogether.ebayinc.com

“Carl Icahn Says PayPal Should be Split from eBay. Here’s Why Forrester Says He’s Wrong.”

“Analysts Say eCommerce Needs A United eBay”

“Analysts Say eCommerce Needs eBay and PayPal Together”

“Analysts Say eBay and PayPal are Growing Well Together”

“Analysts Say eBay Shouldn’t Listen to Carl Icahn”

“What PayPal Ex-CEO Bill Harris Thinks of Corporate Raider Carl Icahn”

“PayPal Ex-CEO Says Carl Icahn is Wrong on eBay”

“PayPal’s Former CEO Wants eBay and PayPal Together”

“The Truth About eBay’s Sale of Skype”

“Infographic: Divesting Skype; Focusing to Create $29 Billion in Value”

“eBay Inc. Explains Its Sale of  Skype”

“eBay Inc.: The Facts About Skype”

“CNBC Anchors Debate Icahn’s Claims About Splitting eBay and PayPal”

“Kara Swisher Finds Irony in Wall St. Chiding Silicon Valley”

“CNBC Anchors Question Icahn’s Claims About eBay and PayPal”

“Reid Hoffman Disagrees with Carl Icahn About the Future of PayPal”

“Reid Hoffman Disagrees with Carl Icahn”

“Reid Hoffman Says Carl Icahn Should Know Better”

“Who Is Winning the War of Words Between eBay and Icahn?”

“A War of Words Is Brewing Between Icahn and eBay”

“Carl Icahn & Wall Street Take on eBay Inc. & Silicon Valley”

“What Happens When You Don’t Take Carl Icahn’s Advice”